Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports Third Quarter 2010 Results

Chicago, IL October 28, 2010 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today reported the following financial and operating results for the third quarter of 2010 as compared to the prior year period:

•

Growth in Marketing Services Program revenues of 15.6% and a decline in Marketing Credits Program revenues of 9.5%. Third quarter total revenues decreased 0.7% as compared to the prior year period while total revenues for the nine months ended September 30, 2010 grew 2.2%.

•	Gross profit growth of 1.5%.

•

A decline in earnings per share to $0.12 compared to $0.21 in the prior year period, driven by an increase in operating expenses and an increase in the effective tax rate, partially offset by a decrease in the provision for losses.

•

The Company incurred $0.5 million and $0.9 million for the three and nine months ended September 30, 2010, respectively, in expenses related to the process implemented by the Board of Directors for evaluating strategic alternatives as described below.

•	Growth in the net dining credits portfolio of 19.8%.

•	A 40.7% reduction in the provision for losses.

•	Growth in restaurant count of 5.9% to 10,721.

•	$12.1 million of cash at the end of the third quarter with no debt.

The following table presents financial highlights of the Company’s operations for the three and nine months ended September 30, 2010 and 2009 (in millions, except per share amounts, restaurant count and net dining credits usage period). All previous periods presented have been revised to reflect the net presentation of revenues effective beginning the fourth quarter of 2009. Earnings per share amounts have been adjusted to reflect the one-for-three reverse stock split effective July 6, 2009.

	3Q’10	3Q’09	YTD’10	YTD’09
Total revenues	$27.6	$27.8	$82.9	$81.1
Gross profit	$17.8	$17.5	$55.6	$51.2
Operating expenses	$15.2	$14.6	$47.9	$45.0
Net income	$1.1	$1.9	$4.2	$3.1
Earnings per share	$0.12	$0.21	$0.46	$0.34

Total restaurants	10,721	10,121
Dining credits portfolio, net of reserves	$66.1	$55.1
Net dining credits usage period (months)	8.4	6.5
Cash and cash equivalents	$12.1	$26.9

As previously announced on June 9, 2010, a special committee of independent directors of the Board of Directors of the Company was evaluating bids received from parties potentially interested in pursuing a strategic transaction with the Company and other strategic alternatives. As announced earlier today, the Company has entered into a definitive merger agreement with EGI Acquisition, L.L.C. (“EGI Acquisition”) under which EGI Acquisition will offer to acquire all of the shares of the Company’s common stock not owned by EGI Acquisition for $13.75 per share in cash.

Third Quarter 2010 Results

Third quarter revenues decreased 0.7% compared to the prior year, due to a 9.5% decrease in Marketing Credits Program revenues partially offset by a 15.6% increase in Marketing Services Program revenue. Third quarter revenues were negatively impacted by a decrease in consumer spending in the dining segment driven by a 2.4% decrease in average transaction amount as compared to the prior year.

Third quarter gross profit grew 1.5% over the prior year period primarily due to a decline in the provision for losses expense. The provision for losses expense declined 40.7% to $1.1 million, or 3.9% of total revenues in the quarter, as compared to $1.8 million, or 6.5% of total revenues in the third quarter of 2009.

In the third quarter, operating expenses increased by $0.7 million or 4.5% over the third quarter of 2009. Operating expenses for the third quarter of 2010 included $0.8 million due to an increase in sales and administrative headcount over the prior year period, $0.5 million of expenses incurred in connection with the strategic review process and $0.3 million in expenses related to the introduction of a new daily special product in two metropolitan markets. The increase in operating expenses was partially offset by $0.9 million reduction in incentive and stock compensation expenses between periods.

The effective tax rate increased to 57.9% for the third quarter as compared to 35.7% in the prior year mainly due to a change in annual elections relating to foreign taxes.

During the third quarter, the Company engaged in member acquisition and engagement efforts that led to a 6.0% increase in its active member base, a 39.3% increase in completed surveys, and a 10.2% increase in email addressable members over the prior year. As a result, member benefits expense as a percentage of total revenues increased to 30.6% in the third quarter from 29.4% in the prior year period.

Year to Date 2010 Results

Revenues for the nine months ended September 30, 2010 increased 2.2% over the prior year primarily due to a 35.2% increase in Marketing Services Program revenues that was partially offset by an 11.5% decrease in Marketing Credits revenues. Gross profit for the nine months ended September 30, 2010 increased 8.6% over the prior year period. The provision for losses expense declined to $2.9 million, or 3.4% of total revenues for the nine months ended September 30, 2010, as compared to $7.2 million, or 8.9% of total revenues in the prior year period. Member benefit expense increased to 28.5% of total revenues during the nine month ended September 30, 2010 as compared to 27.0% in the prior year period primarily due to the shift towards the Marketing Services Program.

Restaurant count grew 5.9% to 10,721 at September 30, 2010 as compared to the prior year period. Marketing Services Program restaurants increased 18.3% to 6,152, the highest number of Marketing Services Program restaurants in the Company’s history. Marketing Credits Program restaurants declined 7.1% to 4,569.

The effective tax rate decreased to 45.2% for the nine months ended September 30, 2010 compared with 49.6% for the same period in the prior year mainly due additional tax expense recorded in the nine months ended September 30, 2009 relating to the distribution of employee and director stock awards.

The net dining credits portfolio increased $10.9 million to $66.1 million as of September 30, 2010 from $55.1 million as of September 30, 2009. The Company’s increased purchases of dining credits during the year while maintaining its long standing conservative dining credits purchasing policies.

Cash

During the nine months ended September 30, 2010, the Company generated $2.5 million of cash from operations. The Company paid $87.2 million out of cash from operations to purchase dining credits during the nine months ended September 30, 2010. Cash used in financing and investing activities included $3.6 million in capital expenditures related to investments in sales force productivity tools and $0.2 million in common stock repurchases. As of September 30, 2010 the Company had $12.1 million of cash on hand and was debt free.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America by marketing participating restaurants to members of these programs and by providing incentives to members to dine at these restaurants. In addition to operating the dining rewards program of leading airline frequent flyer programs, hotel frequent-stay programs, retailer shopping programs, college savings programs, and other affinity organizations, the Company offers its own dining rewards program, iDine®, at www.idine.com. Thousands of restaurants and other clients benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone®, BlackBerry® and Android® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as the purchase of dining credits from restaurants in the program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain restaurants, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for unredeemable dining credits may prove inadequate, (iv) modifications to the Company’s dining credits purchasing policies that lead to an increase in the allowance for unredeemable dining credits, (v) network interruptions, processing interruptions or processing errors, (vi) susceptibility to a changing regulatory environment, (vii) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) the failure of the Company’s security measures, (ix) the Company’s failure to maintain compliance certifications, (x) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xi) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (xii) changes to payment card association rules and practices, (xiii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (xiv) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (xv) the Company’s inability to attract and retain active members, (xvi) the Company’s ability to obtain sufficient cash to operate its business, (xvii) changes in the Company’s programs that affect the rate of rewards, (xviii) the Company’s inability to maintain an adequately-staffed sales force, (xix) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating restaurants in each market, (xx) changes in the regulatory environment, (xxi) the Company’s minimum purchase obligations and performance requirements, (xxii) class action lawsuits, (xxiii) increasing competition, (xxiv) impairment to goodwill, (xxv) factors causing our operating results to fluctuate over time, and (xxvi) adverse weather conditions affecting dining activity. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

# # #

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010	%	2009	%	2010	%	2009	%
Revenues:
Revenues (gross amounts billed of $50,866, $52,784, $154,919, and $161,329, respectively) (1)	$27,346	99.13%	$27,523	99.06%	$82,145	99.09%	$80,311	99.01%
Membership fees	239	0.87%	261	0.94%	754	0.91%	804	0.99%

Total revenues	$27,585	100.00%	$27,784	100.00%	$82,899	100.00%	$81,115	100.00%

Direct expenses:
Member benefits	8,431	30.56%	8,164	29.38%	23,606	28.48%	21,898	27.00%
Provision for losses	1,074	3.89%	1,811	6.52%	2,851	3.44%	7,249	8.94%
Processing fees	287	1.04%	277	1.00%	855	1.03%	781	0.96%

Total direct expenses	$9,792	35.50%	$10,252	36.90%	$27,312	32.95%	$29,928	36.90%

Gross profit	$17,793	64.50%	$17,532	63.10%	$55,587	67.05%	$51,187	63.10%

Operating expenses:
Salaries and benefits	4,438	16.09%	4,749	17.09%	14,521	17.52%	14,199	17.50%
Sales commission and expenses	5,084	18.43%	4,932	17.75%	16,100	19.42%	15,025	18.52%
Professional fees	979	3.55%	546	1.97%	2,487	3.00%	1,806	2.23%
Member and merchant marketing	686	2.49%	637	2.29%	2,171	2.62%	1,912	2.36%
Depreciation and amortization	1,159	4.20%	1,233	4.44%	3,690	4.45%	4,051	4.99%
General and administrative	2,860	10.37%	2,454	8.83%	8,932	10.77%	8,024	9.89%

Total operating expenses	$15,206	55.12%	$14,551	52.37%	$47,901	57.78%	$45,017	55.50%

Operating income	2,587	9.38%	2,981	10.73%	7,686	9.27%	6,170	7.61%

Other expenses, net	(31)	-0.11%	(15)	-0.05%	(92)	-0.11%	(65)	-0.08%

Income before income tax provision	2,556	9.27%	2,966	10.68%	7,594	9.16%	6,105	7.53%

Income tax provision	1,479	5.36%	1,059	3.81%	3,433	4.14%	3,031	3.74%

Net income	$1,077	3.90%	$1,907	6.86%	$4,161	5.02%	$3,074	3.79%

Net Income per share
Basic	$0.12		$0.22		$0.47		$0.34
Diluted	$0.12		$0.21		$0.46		$0.34

Weighted average number of common and common equivalent shares
Basic	8,953		8,764		8,913		8,941
Diluted	9,057		8,924		9,045		9,119

(1)

Effective in the fourth quarter of 2009, the Company revised certain aspects of its income statement presentation. Most prominently, the Company is now reporting revenues net of the redemption of dining credits (previously referred to as cost of sales). The redemption of dining credits is now classified as a direct reduction of revenue rather than as a direct expense.

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three months ended September 30, 2010				Three months ended September 30, 2009
	Marketing Credits Program	Marketing Services Program	Membership fees	Total	Marketing Credits Program	Marketing Services Program	Membership fees	Total
Restaurant count	4,569	6,152		10,721	4,920	5,201		10,121
Number of qualified transactions(1)	1,290	1,719		3,009	1,311	1,436		2,747
Average transaction amount(1)	$44.35	$44.79		$44.60	$44.60	$46.69		$45.70

Qualified transaction amounts(1)	$57,208	$76,995		$134,203	$58,473	$67,053		$125,526
RN % share of qualified transaction amount(1)(2)	69.3%	14.6%		37.9%	73.7%	14.5%		42.1%
RN share of qualified transaction amount and membership fees(1)	$39,646	$11,219	$239	$51,104	$43,082	$9,702	$261	$53,045

Redemption of dining credits(1)	$23,519	$—		$23,519	$25,261	$—		$25,261

Total revenues	$16,127	$11,219	$239	$27,585	$17,821	$9,702	$261	$27,784

Revenues as a % of qualified transaction amount(1)(2)	28.2%	14.6%		20.4%	30.5%	14.5%		21.9%
Member benefits	$2,791	$3,025		$5,816	$2,410	$2,795		$5,205
Bonus Rewards	634	838		1,472	830	986		1,816
Partner Commissions	520	623		1,143	563	580		1,143

Total member benefits	$3,945	$4,486		$8,431	$3,803	$4,361		$8,164
Provision for losses	$1,074	$—		$1,074	$1,811	$—		$1,811
Processing fees	$130	$157		$287	$128	$149		$277

Gross Profit	$10,978	$6,576	$239	$17,793	$12,079	$5,192	$261	$17,532

	Nine months ended September 30, 2010				Nine months ended September 30, 2009
	Marketing Credits Program	Marketing Services Program	Membership fees	Total	Marketing Credits Program	Marketing Services Program	Membership fees	Total
Restaurant count	4,569	6,152		10,721	4,920	5,201		10,121
Number of qualified transactions(1)	3,871	4,814		8,685	4,205	3,476		7,681
Average transaction amount(1)	$44.99	$45.90		$45.49	$43.72	$45.98		$44.74

Qualified transaction amounts(1)	$174,157	$220,967		$395,124	$183,857	$159,826		$343,683
RN % share of qualified transaction amount(1)(2)	70.5%	14.5%		39.2%	74.8%	14.9%		46.9%
RN share of qualified transaction amount and membership fees(1)	$122,773	$32,145	$754	$155,672	$137,547	$23,782	$804	$162,133

Redemption of dining credits(1)	$72,773	$—		$72,773	$81,018	$—		$81,018

Total revenues	$50,000	$32,145	$754	$82,899	$56,529	$23,782	$804	$81,115

Revenues as a % of qualified transaction amount(1)(2)	28.7%	14.5%		20.8%	30.7%	14.9%		23.4%
Member benefits	$7,543	$8,589		$16,132	$8,569	$7,001		$15,570
Bonus Rewards	1,785	2,272		4,057	1,488	1,470		2,958
Partner Commissions	1,606	1,811		3,417	1,868	1,502		3,370

Total Member Benefits	$10,934	$12,672		$23,606	$11,925	$9,973		$21,898
Provision for losses	$2,851	$—		$2,851	$7,249	$—		$7,249
Processing fees	$385	$470		$855	$417	$364		$781

Gross Profit	$35,830	$19,003	$754	$55,587	$36,938	$13,445	$804	$51,187

(1)	Supplemental operating and statistical data. See following page for details.
(2)	Total percentage excludes membership fees.

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

Definitions:

Qualified transaction amount(a):	Represents the total dollar value of all member dining transactions at participating restaurants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Rewards Network percentage share of qualified transaction amount(a)	Represents the percentage of qualified transaction amounts that Rewards Network is entitled to receive. The percentage is based on each agreement between the restaurant and Rewards Network.

Rewards Network share of qualified transaction amount(a)	Represents the Company’s portion of the member’s dining transaction that the Company is entitled to receive in accordance with the terms of the agreement with the participating restaurant.

Redemption of dining credits(a)	Represents the amount of dining credits, at cost, redeemed by members when dining at participating restaurants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s unredeemable dining credits. No provision is applied to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating restaurants.

(a)

Qualified transaction amount, Rewards Network share of qualified transaction amount, redemption of dining credits and related statistical measures (number of qualified transactions, average transaction amount and revenues as a percentage qualified transaction amount) are supplemental information the Company uses in analyzing operating results and managing the business. These supplemental financial measures provide useful information because they are important factors that affect the Company’s sales.

	September 30,	December 31,
Selected Balance Sheet and Cash Flow Information	2010	2009
		(Audited)
Cash and cash equivalents	$12,110	$12,665
Dining credits	$75,302	$68,747
Allowance for unredeemable dining credits	($9,247)	($11,448)
Goodwill	$8,117	$8,117
Total assets	$108,198	$102,840

Accounts payable - dining credits	$4,354	$4,598
Stockholders’ equity	$89,961	$84,951

	Nine Months Ended September 30,
	2010	2009
Net cash provided by (used in):
Operations	$2,540	$24,396
Investing activities	($3,614)	($2,275)
Financing activities	$448	($4,125)

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
Restaurant Count Trends (period ended):
Marketing Credits Program	4,569	4,612	4,737	4,961	4,920	5,343
Marketing Services Program	6,152	5,929	5,551	5,279	5,201	4,854

Total restaurants	10,721	10,541	10,288	10,240	10,121	10,197
Sequential Quarterly Percentage Change
Marketing Credits Program	-0.9%	-2.6%	-4.5%	0.8%	-7.9%	-8.6%
Marketing Services Program	3.8%	6.8%	5.1%	1.5%	7.1%	18.9%
Total restaurants	1.7%	2.5%	0.5%	1.2%	-0.7%	2.7%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$57,208	$60,246	$56,703	$57,110	$58,473	$61,683
Marketing Services Program	76,995	76,300	67,672	69,093	67,053	53,583

Total qualified transaction amounts	$134,203	$136,546	$124,375	$126,203	$125,526	$115,266
Sequential Quarterly Percentage Change
Marketing Credits Program	-5.0%	6.2%	-0.7%	-2.3%	-5.2%	-3.2%
Marketing Services Program	0.9%	12.7%	-2.1%	3.0%	25.1%	36.7%
Total qualified transaction amounts	-1.7%	9.8%	-1.4%	0.5%	8.9%	12.0%
Rewards Network Percentage Share of Qualified Transaction Amount Trends:
Marketing Credits Program	69.3%	71.1%	71.0%	74.0%	73.7%	75.5%
Marketing Services Program	14.6%	14.6%	14.4%	14.5%	14.5%	15.0%
Total	37.9%	39.6%	40.2%	41.4%	42.1%	47.3%
Revenue Trends:
Marketing Credits Program	$16,127	$17,472	$16,402	$17,218	$17,821	$19,267
Marketing Services Program	11,219	11,168	9,758	9,931	9,702	8,009
Membership fees	239	251	263	288	261	278

Total revenues	$27,585	$28,891	$26,423	$27,437	$27,784	$27,554
Sequential Quarterly Percentage Change
Marketing Credits Program	-7.7%	6.5%	-4.7%	-3.3%	-7.5%	-0.9%
Marketing Services Program	0.0%	14.4%	-1.7%	2.4%	21.1%	31.9%
Membership fees	-4.8%	-4.6%	-8.7%	10.3%	-6.1%	4.9%
Total	-4.5%	9.3%	-3.7%	-1.3%	0.8%	6.9%

Redemption of Dining Credits Trends:
Redemption of dining credits	$23,519	$25,387	$23,867	$24,806	$25,261	$27,279
Redemption as % of Marketing Credits Program share of qualified transaction amount	59.3%	59.2%	59.3%	59.0%	58.6%	58.6%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$75,302	$69,067	$66,384	$68,747	$68,839	$72,888
Ending net dining credits portfolio	$66,055	$59,359	$56,119	$57,299	$55,125	$56,618

Net write-offs (gross write-offs less recoveries)	$1,551	$1,843	$2,140	$3,507	$4,811	$5,332
Ending allowance for unredeemable dining credits	$9,247	$9,708	$10,265	$11,448	$13,714	$16,270
Allowance as % of gross dining credits	12.3%	14.1%	15.5%	16.7%	19.9%	22.3%
Estimated months to consume gross dining credits *	9.6	8.2	8.3	8.3	8.2	8.0
Estimated months to consume net dining credits *	8.4	7.0	7.1	6.9	6.5	6.2
Member Activity Trends:
Member accounts active last 12 months	3,411	3,400	3,349	3,298	3,219	3,142
Number of qualified transactions during quarter	3,009	2,975	2,701	2,664	2,747	2,573

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Redemption of Dining Credits / 3)